Graubard Miller The Chrysler Building 405 Lexington Avenue New York, N.Y. 10174-1901 (212) 818-8800
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March 25, 2011

ParkerVision, Inc.
7915 Baymeadows Way, Suite 400
Jacksonville, Florida 32256

Ladies and Gentlemen:

We have acted as counsel for ParkerVision, Inc., a Florida corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (File No. 333-156571) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), on September 14, 2009, which was declared effective on September 30, 2009, including the base prospectus included therein, and the prospectus supplement thereto, dated March 25, 2011, filed pursuant to Rule 424(b) promulgated under the Act (the “Prospectus Supplement”), relating to the issuance and sale by the Company of  (i) 3,332,117 shares (the “Shares”) of common stock, par value $.01 per share (“Common Stock”), (ii) 2,691,360 shares (the “Unit Shares”) of Common Stock and 807,412 warrants (the “Unit Warrants”) to purchase Common Stock, which are being sold together in units consisting of one Unit Share and 0.3 of a Unit Warrant, and (iii) 807,412 shares (“Warrant Shares”) of Common Stock issuable upon exercise of the Unit Warrants.  The Unit Shares and the Unit Warrants will be issued separately and may be transferred separately immediately upon issuance.  The Shares and the Warrants are to be sold as described in the Registration Statement and the Prospectus Supplement.

In rendering the opinion set forth below, we have reviewed (a) the Prospectus Supplement; (b) the Registration Statement and the exhibits thereto; (c) the Company’s Articles of Incorporation, as amended; (d) the Company’s Bylaws, as amended; (e) certain records of the Company’s corporate proceedings as reflected in its minute books; and (f) such statutes, records and other documents as we have deemed relevant.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof.  In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinions hereinafter expressed.

ParkerVision, Inc.
March 25, 2011

Based upon the foregoing, we are of the opinion that:

1.           The Shares, the Unit Shares and the Warrant Shares, when issued and sold in accordance with the Prospectus Supplement, and in accordance with the terms of the applicable purchase agreement or Warrant, as appropriate, against payment therefor, will be duly authorized, validly issued, fully paid and non-assessable; and

2.           The Unit Warrants, when issued and sold in accordance with the Prospectus Supplement, and in accordance with the terms of the applicable purchase agreement, constitute legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

No opinion is expressed herein other than as to the laws of the State of New York and the federal securities law of the United States of America.  Where an opinion is referenced to Florida law, or matters that would ordinarily relate to or be governed by Florida law, we have assumed for the purposes of this opinion that the law of Florida is the same as the law of New York.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as counsel to the Company, and to all references made to us in the Registration Statement and the prospectuses forming a part thereof.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Graubard Miller